EXHIBIT 10.1

EXECUTION VERSION

THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF VOTES WITH RESPECT TO A PLAN OF REORGANIZATION. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

Vanguard Natural Resources, LLC
RESTRUCTURING SUPPORT AGREEMENT February 1, 2017

This Restructuring Support Agreement (together with the exhibits attached hereto, and as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of February 1, 2017, is entered into by and among: (i) Vanguard Natural Resources, LLC, a Delaware limited liability company (“VNR,” together with its direct and indirect subsidiaries, the “Debtors” or the “Company,” each a “Debtor”), (ii) certain holders of those certain 7.0% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”, and all claims and obligations arising under or in connection with the Second Lien Notes, the “Second Lien Note Claims”) issued under the Indenture dated February 10, 2016, by and among VNR, VNR Finance Corp. (“VNR Finance”), and U.S. Bank National Association, as trustee, that are signatories hereto (collectively, the “Consenting Second Lien Note Holders” and the amount of claims held by the Consenting Second Lien Note Holders at any time, the “Consenting Second Lien Note Holder Claims”); (iii) certain holders of those certain 7.875% Senior Notes due 2020 (the ”2020 Notes”, and all claims and obligations arising under or in connection with the 2020 Notes, the “2020 Note Claims”) issued under the Indenture dated April 4, 2012, by and among VNR, VNR Finance, and U.S. Bank National Association, as trustee, that are signatories hereto (collectively the “Consenting 2020 Note Holders” and the amount of claims held by the Consenting 2020 Note Holders at any time, the “Consenting 2020 Note Holder Claims”); and (iv) certain holders of those certain 8 3/8% Senior Notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Senior Notes”, and all claims and obligations arising under or in connection with the 2019 Notes, the “2019 Note Claims” and together with the 2020 Note Claims, the “Senior Note Claims”) issued under the Indenture dated as of May 27, 2011, among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp., and U.S. Bank National Association, as trustee, that are signatories hereto (the “Consenting 2019 Note Holders,” and together with the Consenting 2020 Note Holders, the “Consenting Senior Note Holders”, and the amount of claims held by the Consenting 2019 Note Holders at any time, the “Consenting 2019 Note Holder Claims” and together with the Consenting 2020 Note Holder Claims, the “Consenting Senior Note Holder Claims”). “Restructuring Support Parties” shall mean the Consenting Second Lien Note Holders and the Consenting Senior Note Holders. This Agreement collectively refers to the Debtors, the Restructuring Support Parties, and each other person that becomes a party to this Agreement in accordance with its terms as the “Parties” and each individually as a “Party.”

RECITALS
WHEREAS, the Parties have engaged in good faith, arm’s-length negotiations regarding a restructuring transaction (the “Restructuring”) pursuant to the terms and conditions set forth in this Agreement, including a proposed joint chapter 11 plan of reorganization for the Debtors on terms consistent with the Plan Term Sheet attached hereto as Exhibit A (the “Term Sheet”) and incorporated by reference pursuant to Section 2 hereof (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement, the “Plan”); and
WHEREAS, certain Consenting Second Lien Note Holders (the “2L Investors”) have committed to purchase $19.25 million of New Equity Interests (as defined in the Term Sheet) pursuant to a commitment agreement (the “Equity Commitment Agreement”) on terms consistent with the Term Sheet and subject to executing such agreement, the initial amount of the several commitment of each 2L Investor under the Equity Commitment Agreement (their “Equity Commitment”) is set forth on Exhibit D hereto; and
WHEREAS, certain Consenting Senior Note Holders (the “Backstop Parties”) have committed to backstop the Senior Notes Rights Offering (as defined in the Term Sheet) pursuant to a backstop commitment agreement (the “Backstop Commitment Agreement”) on terms consistent with the Term Sheet and subject to executing such agreement, the initial amount of the several commitment of each Backstop Party under the Backstop Commitment Agreement (their “Backstop Commitment”) is set forth on Exhibit E hereto; and
WHEREAS, it is contemplated that the Restructuring will be implemented, pursuant to the Plan; through a voluntary case commenced by the Debtors (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), and
WHEREAS, this Agreement is not intended to be and shall not be deemed to be a solicitation for acceptances of any chapter 11 plan;
NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT
1.    RSA Effective Date. This Agreement shall become effective (the “RSA Effective Date”), and the obligations contained herein shall become binding upon the Parties, upon the execution and delivery of counterpart signature pages to this Agreement by and among (a) VNR, (b) Consenting Second Lien Note Holders holding, in aggregate, at least two thirds in principal amount outstanding of all Second Lien Note Claims, and (c) Consenting Senior Note Holders holding, in aggregate, at least a majority in principal amount outstanding of all 2020 Note Claims.
2.    Exhibits and Schedules. Each of the exhibits and schedules attached hereto (collectively, the “Exhibits and Schedules”) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. Subject to the following sentence, in the event of any inconsistencies between the terms of this Agreement and the Plan, (a) prior to the Effective Date (as defined below), this Agreement shall govern, and (b) on and after the Effective Date, the Plan shall govern. In the event of any inconsistency between this Agreement (without reference to Exhibits and Schedules) and the Exhibits and Schedules, this Agreement (without reference to Exhibits and Schedules) shall govern.
3.    Definitive Documentation. The definitive documents and agreements (the “Definitive Documentation”) governing the Restructuring shall include: (a) the Plan (and all schedules, exhibits and supplements thereto); (b) the order approving and confirming the Plan, including the settlements described therein (the “Confirmation Order”); (c) the disclosure statement (and all exhibits thereto) with respect to the Plan (the “Disclosure Statement”); (d) the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”); (e) the order approving the Disclosure Statement and the Solicitation Materials (the “DS Order”); (f) the interim (the “Interim DIP Order”) and final (the “Final DIP Order”) orders authorizing the use of cash collateral and/or the entry into debtor in possession financing; (g) any credit agreement for debtor-in-possession financing (the “DIP Facility”); (h) the Backstop Commitment Agreement; (i) the order approving the entry into the Backstop Commitment Agreement; (j) the Equity Commitment Agreement; (k) any order approving the Equity Commitment Agreement; and (l) the documents identified on Exhibit C hereto that will comprise the Plan Supplement. The Definitive Documentation identified in the foregoing sentence (i) remains subject to negotiation and completion (ii) shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, (iii) shall (except with respect to the Definitive Documentation referenced in subsection (f) and (g))otherwise be in form and substance satisfactory to the Debtors and those parties holding more than 66.66% of the Backstop Commitments as identified on Exhibit E (the “Required Consenting Senior Note Holders”), and (iv) shall, with respect to the Equity Commitment Agreement, the order approving the Equity Commitment Agreement, and the notes to be issued to the holders of Allowed Second Lien Notes Claims under the Plan, be otherwise in form and substance reasonably satisfactory to Consenting Second Lien Note Holders holding more than 66.66% of the Consenting Second Lien Note Holder Claims (the “Required Consenting Second Lien Note Holders”). The Debtors will use commercially reasonable efforts to provide draft copies of the Definitive Documentation that the Debtors intend to file with the Bankruptcy Court (other than “first day” motions) to counsel to the Restructuring Support Parties at least two (2) business days before the date on which Debtors intend to file such documents or as soon as reasonably practicable thereafter.

4.    Milestones. VNR shall implement the Restructuring on the following timeline (in each case, a “Milestone”):

(a)	VNR shall commence the Chapter 11 Case on or before February 3, 2017;

(b)
no later than 20 days after the date of the commencement of the Chapter 11 Case (the “Petition Date”), the Debtors shall file with the Bankruptcy Court (i) the Plan, (ii) the Disclosure Statement, and (iii) a motion seeking entry of an order approving the Backstop Commitment Agreement and the Equity Commitment Agreement;

(c)	no later than 50 days after the Petition Date, the Bankruptcy Court shall enter orders approving the Backstop Commitment Agreement and the Equity Commitment Agreement;

(d)	no later than 65 days after the Petition Date, the Bankruptcy Court shall enter the DS Order;

(e)	no later than 125 days after the Petition Date, the Bankruptcy Court shall enter the Confirmation Order; and

(f)
no later than 155 days after the Petition Date, the Company shall have received all necessary regulatory and other required approvals and consents to consummate the Restructuring in accordance with the Agreement, the Plan and Confirmation Order and the effective date of the Plan (the “Effective Date”) shall occur.

Notwithstanding the above, a specific Milestone may be extended or waived with the express prior written consent of the Debtors and the Required Consenting Senior Note Holders; provided that (i) the Milestone set forth in section (c) may not be extended with respect to the Equity Commitment Agreement without the consent of the Required Consenting Second Lien Holders, unless (x) such Milestone is extended to same extent with respect to the Backstop Commitment Agreement and (y) no order approving the Backstop Commitment Agreement has been entered and (ii) the Milestone set forth in section (e) may not be extended beyond 185 days without the consent of the Required Consenting Second Lien Note Holders.

5.    Commitment of Restructuring Support Parties.
(a)    From the RSA Effective Date and until the occurrence of a Termination Date (as defined below), each Restructuring Support Party shall (severally and not jointly), but without limiting the consent and approval rights provided by this Agreement:

(i)	support and take all commercially reasonable actions necessary or requested by the Debtors to facilitate consummation of the Restructuring in accordance with the terms and conditions of this Agreement and the Term Sheet including without limitation, to (A) if applicable, following receipt of an approved Disclosure Statement, timely vote to accept the Plan, in accordance with the applicable procedures set forth such Disclosure Statement and Solicitation Materials, with respect to each and all of its claims (as defined in section 101(5) of the Bankruptcy Code) against, and interests in, the Company, now or hereafter owned by such Restructuring Support Party or for which it now or hereafter serves as the nominee, investment manager, or advisor for holders thereof, and (B) to the extent such election is available, not elect on its ballot to preserve claims, if any, that each Restructuring Support Party may own or control that may be affected by any releases contemplated by the Plan;

(ii)
not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its vote with respect to the Plan; provided, however, that the vote(s) of a Restructuring Support Party shall be immediately revoked, withdrawn, and deemed void ab initio upon the occurrence of the Termination Date with respect to such Restructuring Support Party;

(iii)
except as otherwise permitted hereunder, use commercially reasonable efforts not to (1) object to, delay, impede, or take any other action to interfere with, directly or indirectly, the Restructuring, confirmation of the Plan, or approval of the Disclosure Statement, or (2) propose, file, support, or vote for, directly or indirectly, any restructuring, workout, or chapter 11 plan for the Debtors other than the Restructuring and the Plan;

(iv)
not commence any proceeding to oppose or alter any of the terms of the Plan (provided that the Plan is consistent in all material respects with the terms and conditions of this Agreement and has received the consents required by Section 3 hereof);

(v)
support (and not object to) the “first-day” motions and other motions consistent with this Agreement filed by the Debtors in furtherance of the Restructuring, provided that the Debtors have complied with Section 12 hereof; and provided further that nothing in this Agreement shall prevent a Restructuring Support Party from opposing any term or condition contained in (or proposed to be contained in) the Interim DIP Order, the Final DIP Order, or the DIP Facility;

(vi)
not take, nor encourage any other person or entity to take, any action, including, without limitation, initiating or joining in any legal proceeding, which is materially inconsistent with this Agreement and could reasonably be expected to interfere with the approval, acceptance, confirmation, consummation, or implementation of the Restructuring or the Plan, as applicable; and

(vii)
not instruct (or join in any direction requesting that) Delaware Trust Company (or its successor, as applicable), as trustee under the Second Lien Notes, UMB. Bank, National Association (or its successor, as applicable) as trustee under the 2020 Notes, or Wilmington Savings Fund Society, FSB (or its successor, as applicable) as trustee under the 2019 Notes to take any action, or refrain from taking any action, that would be inconsistent with this Agreement or the Restructuring.

Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Plan by any Restructuring Support Party nor the acceptance of the Plan by any Restructuring Support Party shall (y) be construed to prohibit any Restructuring Support Party from contesting whether any matter, fact, or thing is a material breach of, or is materially inconsistent with, this Agreement or (z) be construed to prohibit any Restructuring Support Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Restructuring.

6.    Commitment of the Debtors. From the RSA Effective Date and until the occurrence of a Termination Date:

(a)
subject to paragraph (c) below, the Debtors (i) agree to (A) support and complete the Restructuring and all transactions set forth in the Plan and this Agreement (in accordance with the terms of this Agreement), (B) complete the Restructuring and all transactions set forth or described in the Plan in accordance with the Milestones set forth in Section 4 of this Agreement, (C) take all reasonably necessary actions in furtherance of the Restructuring, this Agreement, and the Plan, including prompt execution and delivery of Definitive Documentation and promptly seeking Bankruptcy Court approval of the Definitive Documentation, (D) pay the fees and expenses required by Section 17, (E) make commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring, (F) oppose any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (x) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code), (y) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (z) dismissing the Chapter 11 Cases, (G) oppose any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable, and (H) use all commercially reasonable efforts necessary to implement a hedging program that is acceptable to the Required Consenting Senior Note Holders (a “Consensual Hedge Program”) and (ii) shall not undertake any actions materially inconsistent with the adoption and implementation of the Plan and confirmation thereof.

(b)
the Debtors shall, subject to the paragraph (c) below, not, directly or indirectly: (i) seek, solicit, or support any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of the Debtors, other than the Plan and Restructuring Transactions (an “Alternative Transaction”), and (ii) cause or allow any of their affiliates or any of their respective directors, officers, employees, agents, advisors or other representatives (collectively its “Representatives”) to solicit any agreements (or continue any existing solicitation) relating to an Alternative Transaction; provided that the sale of the assets related to Glasscock County Texas shall not constitute an Alternative Transaction.

(c)
for the avoidance of doubt and without limiting the foregoing, in order to fulfill the Debtors’ fiduciary obligations, the Debtors and their respective agents and representatives may receive (but not solicit) proposals or offers for Alternative Transactions from third parties without breaching or terminating this Agreement and, subject to the terms of this Agreement, may discuss and provide due diligence to third parties in connection with such bona fide, written, unsolicited proposals or offers that did not result from a breach of this Agreement; provided, that the Debtors’ shall (a) provide a copy of any written offer or proposal (and notice of any oral offer or proposal) for an Alternative Transaction within one (1) business day of the Debtors’ or their advisors’ receipt of such offer or proposal received to the respective legal counsel and the financial advisors to the Restructuring Support Parties; (b) provide such information to the respective advisors to the Restructuring Support Parties regarding such discussions (including the identity of the proposing person(s) and copies of any materials provided to such parties hereunder) as necessary to keep the Restructuring Support Parties contemporaneously informed as to the status and substance of such discussions; and (c) to the extent the Debtors or their Representatives furnish any non-public information to the person proposing such Alternative Transaction, they shall simultaneously furnish such information to the respective legal counsel and financial advisors to the Restructuring Support Parties.

7.    Consenting Senior Note Holder Termination Events. The Required Consenting Senior Note Holders shall have the right, but not the obligation, upon five (5) days’ written notice to the Company and counsel to the Consenting Second Lien Note Holders, to terminate the obligations of their Consenting Senior Note Holders under this Agreement upon the occurrence of any of the following events (each, a “Consenting Senior Note Holder Termination Event”), unless waived, in writing, by the Required Consenting Senior Note Holders on a prospective or retroactive basis:

(a)
the failure to meet any Milestone in Section 4 unless (i) such failure is the result of any act, omission, or delay on the part of Consenting Senior Note Holders in violation of its obligations under this Agreement or (ii) such Milestone is extended in accordance with Section 4;

(b)
the occurrence of a material breach of this Agreement by the Company that has not been cured (if susceptible to cure) within five (5) business days after the receipt by the Company of written notice of such breach;

(c)	entry of an order by the Bankruptcy Court converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

(d)
entry of an order by the Bankruptcy Court appointing a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in the Chapter 11 Case;

(e)	entry of an order by the Bankruptcy Court terminating any Debtor’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code;

(f)
any Debtor amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation, unless such amendment or modification is (i) consistent in all material respects with this Agreement and (ii) acceptable in form and substance to the Required Consenting Senior Note Holders;

(g)
entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is (i) consistent in all material respects with this Agreement and (ii) reasonably acceptable to the Required Consenting Senior Note Holders;

(h)
either (i) the Debtors determine to pursue any Alternative Transaction, including any plan of reorganization (other than the Plan) or (ii) any Debtor files, propounds, or otherwise publicly supports or announces that any Debtor will support any Alternative Transaction, including any plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets, without the prior written consent of the Required Consenting Senior Note Holders;

(i)	the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring; provided, however, that the Debtors shall have five (5) business days after issuance of such ruling or order to obtain relief that would allow consummation of the Restructuring in a manner that (i) does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement and (ii) is reasonably acceptable to the Required Consenting Senior Note Holders;

(j)
a breach by any Debtor of any representation, warranty, or covenant of such Debtor set forth in this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of ten (10) business days after the receipt by the Company of written notice of such breach;

(k)	the filing by the Debtors of any Definitive Documentation that does not comply with Section 3 of this Agreement;

(l)	the declaration of an event of default under the Interim DIP Order, the Final DIP Order, or a DIP Facility;

(m)	the termination of the Backstop Commitment Agreement or Equity Commitment Agreement, in each case in accordance with its terms;

(n)	the Required Consenting Second Lien Note Holders terminate this Agreement as set forth in Section 8 of this Agreement; or

(o)	the occurrence of the maturity date of a DIP Facility.
Notwithstanding anything to the contrary in this Agreement, following the commencement of the Chapter 11 Cases and unless and until there is an unstayed order of the Bankruptcy Court providing that the giving of notice under and/or termination of this Agreement in accordance with its terms is not prohibited by the automatic stay imposed by section 362 of the Bankruptcy Code (the “Automatic Stay”), the occurrence of any Consenting Senior Note Holder Termination Event shall result in an automatic termination of this Agreement as to the Consenting Senior Note Holders five (5) business days following such occurrence unless waived in writing by the Required Consenting Senior Note Holders.
8.    Consenting Second Lien Note Holder Termination Events. The Required Consenting Second Lien Note Holders shall have the right, but not the obligation, upon five (5) days’ written notice to the Company and counsel to the Consenting Senior Note Holders, to terminate the obligations of the Consenting Second Lien Note Holders under this Agreement upon the occurrence of any of the following events (each, a “Consenting Second Lien Note Holder Termination Event”), unless waived, in writing, by the Required Consenting Second Lien Note Holders on a prospective or retroactive basis:

(a)
the failure to meet any Milestone in Section 4 unless (i) such failure is the result of any act, omission, or delay on the part of Consenting Second Lien Note Holders in violation of its obligations under this Agreement or (ii) such Milestone is extended in accordance with Section 4;

(b)	the filing by the Debtors of any Definitive Documentation that is inconsistent with the treatment provided to Second Lien Note Claims or the 2L Investment in the Term Sheet;

(c)	the filing by the Debtors of any Definitive Documentation that does not have the consent required by Section 3 (iv), to the extent such consent is required by such subsection;

(d)
entry of an order by the Bankruptcy Court amending or modifying the Definitive Documentation, unless such amendment or modification is consistent in all material respects with the treatment provided to Second Lien Note Claims or the 2L Investment in the Term Sheet;

(e)	the termination of the Equity Commitment Agreement in accordance with its terms; or

(f)	the Required Consenting Senior Note Holders terminate this Agreement as set forth in Section 7 of this Agreement.
Notwithstanding anything to the contrary in this Agreement, following the commencement of the Chapter 11 Cases and unless and until there is an unstayed order of the Bankruptcy Court providing that the giving of notice under and/or termination of this Agreement in accordance with its terms is not prohibited by the Automatic Stay, the occurrence of any Consenting Second Lien Note Holder Termination Event shall result in an automatic termination of this Agreement as to the Consenting Second Lien Note Holders five (5) business days following such occurrence unless waived in writing by the Required Consenting Second Lien Note Holders.
9.    VNR Termination Events. VNR may, in its sole discretion, terminate this Agreement as to all Parties upon five (5) days’ written notice to the Restructuring Support Parties following the occurrence of any of the following events (each a “Company Termination Event” and, together with the Consenting Senior Note Holder Termination Events, and the Consenting Second Lien Note Holder Termination Events the “Termination Events”):

(a)
a breach by a Restructuring Support Party of any of the representations, warranties, or covenants of such Restructuring Support Party set forth in this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of ten (10) business days after the receipt by such Restructuring Support Party of written notice of such breach; provided that in the event such breach is a breach solely of Consenting Second Lien Note Holders such breach may be cured by the Consenting Senior Note Holders;

(b)
a breach by any Restructuring Support Party of any of its obligations under this Agreement that could reasonably be expected to have a material adverse impact on the Restructuring or the consummation of the Restructuring that (if susceptible to cure) remains uncured for a period of ten (10) business days after the receipt by all Restructuring Support Parties of written notice of such breach provided that in the event such breach is a breach solely of Consenting Second Lien Note Holders such breach may be cured by the Consenting Senior Note Holders;

(c)
VNR determines that continued pursuit or support of the Restructuring (including, without limitation, the Plan or the solicitation of the Plan) would be inconsistent with the exercise of its fiduciary duties;

(d)	the Required Consenting Senior Note Holders terminate this Agreement as set forth in Section 7 of this Agreement; or

(e)
the issuance by any governmental authority, including the Bankruptcy Court or any other regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling, or order preventing the consummation of a material portion of the Restructuring.

10.    Mutual Termination; Automatic Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement by and among VNR, on behalf of itself and each other Debtor, and the Required Consenting Senior Note Holders. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of all Parties hereunder shall terminate automatically on the Effective Date.
11.    Effect of Termination.
(a)    The earliest date on which a Party’s termination of this Agreement is effective in accordance with Section 7, Section 8, Section 9, or Section 10 of this Agreement shall be referred to as a “Termination Date.” Upon the occurrence of a Termination Date (w) under Section 7, the obligations of the Consenting Senior Note Holders shall be terminated immediately and such holders shall be released from their respective commitments, undertakings, and agreements hereunder and all other Parties hereto are released from their commitments, undertakings, and agreements to the Consenting Senior Note Holders, (x) under Section 8, the obligations of the Consenting Second Lien Note Holders shall be terminated immediately and such holders shall be released from their respective commitments, undertakings, and agreements hereunder and all other Parties hereto are released from their commitments, undertakings, and agreements to the Consenting Second Lien Note Holders, and (y) under Section 9 or Section 10, all Parties’ obligations under this Agreement shall be terminated effective immediately, and all Parties hereto shall be released from their respective commitments, undertakings, and agreements hereunder; provided, however, that in each case, each of the following shall survive such termination and all rights and remedies with respect to such claims shall not be prejudiced in any way: (i) any claim for breach of this Agreement that occurs prior to such Termination Date and (ii) this Section 11 and Sections 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 28, 29, 33, 34, 35 and 36. Termination shall not relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the Termination Date.
12.    Cooperation and Support. VNR shall provide draft copies of all “first day” motions and “second day” motions that any Debtor intends to file with the Bankruptcy Court to counsel for the Restructuring Support Parties at least three (3) business days (or as soon thereafter as is reasonably practicable under the circumstances) prior to the date when such Debtor intends to file such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court. The Debtors will use reasonable efforts to provide draft copies of all other material pleadings any Debtor intends to file with the Bankruptcy Court to counsel to the Restructuring Support Parties at least two (2) business days prior to filing such pleading and shall consult in good faith with such counsel regarding the form and substance of any such proposed pleading. For the avoidance of doubt, the Parties agree to negotiate in good faith the Definitive Documentation that is subject to negotiation and completion, consistent with the last sentence of Section 3 hereof and the Term Sheet.
13.    Transfers of Claims and Interests.
(a)    Each Restructuring Support Party shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, in whole or in part, or (ii) deposit any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Restructuring Support Party making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to (a) another Restructuring Support Party and notice of such Transfer is provided to counsel to VNR and counsel to the Consenting Second Lien Note Holders or Consenting Senior Note Holders, as applicable or (b) any other entity that agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to VNR, a Transferee Joinder substantially in the form attached hereto as Exhibit B (the “Transferee Joinder”). With respect to claims against, or interests in, a Debtor held by the relevant transferee upon consummation of a Transfer in accordance herewith, such transferee shall be deemed to make all of the representations, warranties, and covenants of a Restructuring Support Party, as applicable, set forth in this Agreement, and shall be deemed to be a Party and a Restructuring Support Party for all purposes under the Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights under this Agreement solely to the extent of such transferred rights and obligations but shall otherwise remain party to this Agreement as a Restructuring Support Party with respect to any Second Lien Claims or Notes Claims not so transferred. Any Transfer made in violation of this Section 12 shall be deemed null and void and of no force or effect.
(b)    Notwithstanding Section 13(a): (A) a Restructuring Support Party may settle or deliver any Claims to settle pursuant to an agreement to Transfer such Claim entered into by such Party prior to the date of this Agreement pending as of the date of such Party's entry into this Agreement without the requirement that the transferee be or become a Party or execute a Transferee Joinder (subject to compliance with applicable securities laws and it being understood that any Claims acquired and held (i.e. not as part of a short transaction) shall be subject to the terms of this Agreement; and (B) (i) a Restructuring Support Party may transfer (by purchase, sale, assignment, participation or otherwise) its right, title, and/or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any Debtor, as applicable, to an entity that is acting in its capacity as a Qualified Marketmaker without the requirement that the Qualified Marketmaker be or become a Restructuring Support Party, provided that such transfer shall only be valid if such Qualified Marketmaker transfers (by purchase, sale, assignment, participation or otherwise) such right, title and/or interest within ten (10) days of its receipt thereof to a transferee that is, or concurrent with such transfer becomes, a Restructuring Support Party, and (ii) to the extent that a party to this Agreement is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment, participation or otherwise) any right, title, or interest in respect of any claims against, or interests in, any Debtor, as applicable, that the Qualified Marketmaker acquires from a holder of such interests who is not a Restructuring Support Party without the requirement that the transferee be or become a Restructuring Support Party.  For these purposes, a “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Debtors (including debt securities or other debt) or enter with customers into long and short positions in claims against the Debtors (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Debtors, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
(c)    Exhibit E hereto sets forth, as of the date hereof, the Backstop Commitment each Backstop Party will have upon execution of the Backstop Commitment Agreement. Transfers of

Backstop Commitments shall be subject solely to the terms contained in the Backstop Commitment Agreement and may be transferred independently of Senior Note Claims or Second Lien Note Claims; provided that prior to the execution of the Backstop Commitment Agreement, the schedule of Backstop Commitments annexed as Exhibit E to this Agreement may only be amended with the consent of the Debtors and (x) each Backstop Party whose Backstop Commitment is modified by such amendment or (y) the Required Consenting Note Holders in the event each Backstop Party’s Backstop Commitments are being affected pro rata.
(d)    Exhibit D hereto sets forth, as of the date hereof, the Equity Commitment each 2L Investor will have upon execution of the Equity Commitment Agreement. Transfers of Equity Commitments shall be subject solely to the terms contained in the Equity Commitment Agreement and may be transferred independently of Senior Note Claims or Second Lien Note Claims; provided that prior to the execution of the Equity Commitment Agreement, the schedule of Equity Commitments annexed as Exhibit D to this Agreement may only be amended with the consent of the Debtors and each 2L Investor whose Equity Commitment is modified by such amendment.
14.    Releases and Exculpation. To the fullest extent permitted by applicable law, the Plan shall provide for comprehensive mutual release and exculpation provisions from and for the benefit of each of the following (in their respective capacities as such): the Debtors, the Consenting Second Lien Note Holders, the Consenting Senior Note Holders, the Backstop Parties, the 2L Investors, Delaware Trust Company, as trustee for the Second Lien Notes, UMB Bank, National Association as trustee for the 2020 Notes, and Wilmington Savings Fund Society, FSB as trustee for the 2019 Notes, and all individuals or entities serving, or who have served as a manager, director, managing member, officer, partner, shareholder (other than with respect to an equity holder of a Debtor), or employee of any of the foregoing, and the attorneys and other advisors to each of the foregoing.
15.    Acknowledgment. No securities of the Company are being offered or sold hereby and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of VNR. This Agreement is not, and shall not be deemed to be, a solicitation of a vote for the acceptance of the Plan. The acceptance of the Plan by each of the Restructuring Support Parties will not be solicited until such Parties have received the Disclosure Statement and related ballots in accordance with applicable law (including as provided under sections 1125(g) and 1126(b) of the Bankruptcy Code) and will be subject to sections 1125, 1126, and 1127 of the Bankruptcy Code.
16.    Representations and Warranties.

(a)
Each Restructuring Support Party hereby represents and warrants (on a several and not joint basis) for itself and not any other person or entity that the following statements are true, correct, and complete as of the date hereof:

(i)
it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)
the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part and no other proceedings on its part are necessary to authorize and approve this Agreement or any of the transactions contemplated herein;

(iii)
this Agreement has been duly executed and delivered by the Restructuring Support Party and constitutes the legal, valid, and binding agreement of the Restructuring Support Party, enforceable against the Restructuring Support Party in accordance with its terms;

(iv)
the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(v)
subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;

(vi)
it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any other statements made by any Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereof;

(vii)
either is (A) the sole beneficial owner of the principal amount of such Second Lien Note Claims, 2020 Note Claims, and 2019 Note Claims indicated on the respective signature page hereto, or (B) has sole investment or voting discretion with respect to the principal amount of such Second Lien Note Claims, 2020 Note Claims, and 2019 Note Claims, as applicable, and as indicated on the respective signature page hereto and has the power and authority to bind the beneficial owner of such Second Lien Note Claims, 2020 Note Claims, and 2019 Note Claims to the terms of this Agreement.

(b)	Each of the Debtors hereby represents and warrants on a several and joint basis that the following statements are true, correct, and complete as of the date hereof:

(i)
it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

(iii)
the execution, delivery, and performance by it of this Agreement does not and shall not (A) violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation or bylaws or other organizational documents, or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party (other than, for the avoidance of doubt, a default that would be triggered as a result of the Chapter 11 Cases or any Debtor’s undertaking to implement the Restructuring through the Chapter 11 Cases);

(iv)	this Agreement has been duly executed and delivered by VNR and constitutes the legal, valid, and binding agreement of each Debtor, enforceable against each Debtor in accordance with its terms;

(v)
the execution, delivery, and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, notice to, or any other action to, with, or by any federal, state or other governmental authority or regulatory body, except (A) any of the foregoing as may be necessary and/or required for disclosure by applicable federal or state securities or “blue sky” laws, (B) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (C) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, and (D) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby;

(vi)
it has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel, and has not relied on any other statements made by any Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereof;

(vii)
The Company has filed with or furnished to the Securities and & Exchange Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since December 31, 2015 under the relevant securities laws.  As of their respective dates, and, if amended, as of the date of the last such amendment, each of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company, including any financial statements or schedules included therein, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary in order to make the statements in such document, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of all applicable federal securities laws and the applicable rules and regulations of the SEC; and

(viii)
subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability.

17.    Fees. VNR shall (a) pay or reimburse when due all reasonable and documented fees and expenses (including travel costs and expenses) of the following (regardless of whether such fees and expenses were incurred before or after the Petition Date), Milbank, Tweed, Hadley & McCloy LLP as primary counsel, Porter Hedges LLP, as local counsel, W.D. Von Gonten & Co. (or comparable consulting firm) as consultants, PJT Partners LP as financial advisor, in each case to the Consenting Senior Note Holders and Backstop Parties and any such other advisors or consultants as may be reasonably determined by the Consenting Senior Note Holders and Backstop Parties, in consultation with VNR, and (b) subject to Bankruptcy Court approval, pay or reimburse when due (and absent such approval shall pay or reimburse on the effective date of the Plan), all reasonable and documented fees and expenses (including travel costs and expenses) of the following (regardless of whether such fees and expenses were incurred before or after the Petition Date), Morrison & Foerster LLP as primary counsel, Jackson Walker LLP as local counsel, and Centerview Partners LLC as financial advisor, in each case to the Consenting Second Lien Note Holders and 2L Investors.
18.    Creditors’ Committee. All Parties agree that they shall not oppose, and nothing in this Agreement shall prohibit, the participation of any of the Consenting Senior Note Holders, the indenture trustee for the 2019 Notes, or indenture trustee the 2020 Notes on any official committee of unsecured creditors formed in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Consenting Senior Note Holder (or indenture trustee) is appointed to and serves on an official committee of creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Senior Note Holder’s (or indenture trustee’s) exercise of its fiduciary duties to any person arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, that, nothing in this Agreement shall be construed as requiring any Consenting Senior Note Holder to serve on any official committee in any of the Chapter 11 Cases.
19.    Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of the Debtors and in contemplation of possible chapter 11 filings by the Debtors and the rights granted in this Agreement are enforceable by each signatory hereto without approval of any court, including the Bankruptcy Court.
20.    No Waiver or Admissions. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, or interests, and the Parties expressly reserve any and all of their respective rights, remedies, and interests. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary relationship in respect of any other Party or any person or entity, and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein. This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding involving enforcement of the terms of this Agreement.
21.    Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Parties under this Agreement (other than the Debtors) shall be several, not joint. In the event damages result from the breach of this Agreement by more than one Restructuring Support Party, each such breaching Restructuring Support Party shall be liable, on a several basis, for its pro rata share of such damages, determined by multiplying such damages by the amount of Senior Note Claims and Second Lien Note Claims held by such party divided by the aggregate amount of Senior Note Claims and Second Lien Note Claims held by all such breaching parties. No prior history, pattern, or practice of sharing confidences among or between Parties shall in any way affect or negate this understanding and Agreement. The Parties hereto acknowledge that this Agreement and the other Definitive Documentation do not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Debtors and the Restructuring Support Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. No action taken by any Restructuring Support Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Restructuring Support Parties are in any way acting in concert or as such a “group.”

22.    Specific Performance; Remedies Cumulative. Each Party acknowledges and agrees that the exact nature and extent of damages resulting from a breach of this Agreement are uncertain at the time of entering into this Agreement and that any such breach of this Agreement would result in damages that would be difficult to determine with certainty. It is understood and agreed by the Parties that money damages may not be a sufficient remedy for any breach of this Agreement by any Party, and that each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Such remedy shall not be deemed to be the exclusive remedy for the breach of this Agreement by any Party or its representatives. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy by any Party hereto shall not preclude the simultaneous or later exercise of any other such right, power, or remedy hereunder.
23.    Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under, arising out of, or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in either the United States District Court for the Southern District of Texas or, if jurisdiction is not available in such court, any Texas State court sitting in Houston, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising under, arising out of, or in connection with this Agreement. By execution and delivery of this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, or proceeding or other contested matter arising under, arising out of, or in connection with this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.
24.    Waiver of Right to Trial by Jury. Each of the Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between any of them arising out of, arising under, in connection with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.
25.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors, assigns, heirs, transferees, executors, administrators, and representatives, in each case solely as such parties are permitted under this Agreement; provided, however, that nothing contained in this Section 25 shall be deemed to permit any transfer, tender, vote, or consent of any claims other than in accordance with the terms of this Agreement.
26.    No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the Parties hereto (or any other party that may become a Party to this Agreement pursuant to Section 13 of this Agreement), and no other person or entity shall be a third-party beneficiary of this Agreement.
27.    Consideration. The Parties acknowledge that, other than the agreements, covenants, representations, and warranties set forth herein and to be included in the Definitive Documentation, no consideration shall be due or paid to the Restructuring Support Parties in exchange for their obligations in this Agreement.

28.    Notices. All notices (including, without limitation, any notice of termination) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)	To VNR:

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057
Attn:     Scott W. Smith, President and Chief Executive Officer
Richard Robert, Chief Financial Officer
Fax: (832) 327-2260
Email: swsmith@vnrllc.com
rrobert@vnrllc.com

With a copy (which shall not constitute notice) to:

Paul Hastings LLP
71 S. Wacker Drive
45th Floor
Chicago, IL 60606
Tel.: (312) 499-6000
Fax.: (312) 499-6100
Attn:     Chris Dickerson
Douglas Getten
Todd Schwartz
Email:     chrisdickerson@paulhastings.com
douggetten@paulhastings.com
toddschwartz@paulhastings.com

(b)	To the address set forth on each Consenting Second Lien Note Holder’s signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Tel: (212) 468-8000
Fax: (212) 468-7900
Attn:     John Pintarelli
Jon Levine
Daniel Harris
Email:    jpintarelli@mofo.com
jonlevine@mofo.com
dharris@mofo.com

(c)	To the address set forth on each Consenting Senior Note Holders signature page (or as directed by any transferee thereof), as the case may be, with a copy (which shall not constitute notice) to:
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005
Tel: (212) 530-5100
Fax: (212) 530-5219
Attn:     Dennis Dunne
Samuel Khalil
Brian Kinney
Email: ddunne@milbank.com
skhalil@milbank.com
bkinney@milbank.com

29.    Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.
30.    Time Periods. If any time period or other deadline provided in this Agreement expires on a day that is not a business day, then such time period or other deadline, as applicable, shall be deemed extended to the next succeeding business day.
31.    Severability of Provisions. If any provision of this Agreement for any reason is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the remaining provisions shall remain in full force and effect if the essential terms and conditions of this Agreement for each party remain valid, binding, and enforceable.
32.    Amendment or Waiver.
(a)    This Agreement may not be modified, amended, or supplemented without the prior written consent of VNR and the Required Consenting Senior Note Holders. Notwithstanding the foregoing, this Section 32 may not be modified, altered, or amended except in writing signed by each of the Parties.
(b)    Each of the Parties agrees to negotiate in good faith all amendments and modifications to this Agreement as reasonably necessary and appropriate to consummate the Restructuring.
(c)    No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.
33.    Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original and all of which shall constitute one and the same Agreement. The signatures of all of the Parties need not appear on the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed signature page of this Agreement.
34.    Public Disclosure. VNR may, in its sole discretion, disclose this Agreement (including the signature pages hereto) in a press release and/or public filing, including the Chapter 11 Cases; but shall not disclose the holdings set forth on any signature page hereto or the commitment schedules annexed hereto.
35.    Headings. The section headings of this Agreement are for convenience only and shall not affect the interpretation hereof. References to sections, unless otherwise indicated, are references to sections of this Agreement.

36.    Interpretation. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party, and any rule or maxim of construction to such effect shall not apply to this Agreement.

[Signatures and exhibits follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CONTRARIAN CAPITAL FUND I, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CCM PENSION-A, L.L.C.
By: Contrarian Capital Management, L.L.C.,
its Managing Member
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CCM PENSION-B, L.L.C.
By: Contrarian Capital Management, L.L.C., its Managing Member
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CONTRARIAN DOME DU GOUTER MASTER FUND, LP
By: Contrarian Capital Management, L.L.C., its Investment Manager
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CONTRARIAN CENTRE STREET PARTNERSHIP, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CONTRARIAN OPPORTUNITY FUND, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CONTRARIAN CAPITAL SENIOR SECURED, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CONTRARIAN CAPITAL TRADE CLAIMS, L.P.
By: Contrarian Capital Management, L.L.C., its Investment Manager
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
CONTRARIAN ADVANTAGE-B, LP
By: Contrarian Capital Management, L.L.C., its Investment Manager
By: /s/ Jon R. Bauer
Name: Jon R. Bauer
Title: Managing Member
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
J.H. Lane Partners, LP
By: /s/ Haskel Ginsberg
Name: Haskel Ginsberg
Title: CFO
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
Latigo Partners, L.P.
By: /s/ Ben Cohn
Name: Ben Cohn
Title: Authorized Signatory
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
Marathon Asset Management, LP, solely on behalf of certain of its affiliated funds and managed accounts
By: /s/ Peter Coppa
Name: Peter Coppa
Title: Authorized Signatory
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
Monarch Alternative Solutions Master Fund Ltd
Monarch Capital Master Partners III LP
MCP Holdings Master LP
Monarch Debt Recovery Master Fund Ltd
P Monarch Recovery Ltd.
By: Monarch Alternative Capital LP, as investment advisor

By: /s/ Christopher Santana
Name: Christopher Santana
Title: Managing Principal
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
Morgan Stanley & Co., LLC, on behalf of its New York Distressed Debt Trading Desk and not any of its other trading desks or business units, or those of its affiliates
By: /s/ Jeffrey Goodman
Name: Jeffrey Goodman
Title: Managing Director
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
J.P. MORGAN SECURITIES, LLC*, with respect to only its Credit Trading group
By: /s/ Jeffrey Panzo
Name: Jeffrey Panzo
Title: Attorney-In-Fact
Address for Notices:
J.P. Morgan Securities LLC
277 Park Avenue
11th FL, Mail Code NY1-L204
New York, NY 10172
Fax: (212) 270-4074
Attention: Jeffrey L. Panzo
Email: Jeffrey.L.Panzo@JPMorgan.com
Holdings: [REDACTED]
Holdings: [REDACTED]
*The Restructuring Support Agreement (the “Agreement”) applies only to the Credit Trading group of J.P. Morgan Securities LLC (“CTG”) and the Senor Notes Claims (the “Notes”) beneficially held by such group in the aggregate principal amount(s) set forth below the signature of J.P. Morgan Securities LLC on behalf of, and with respect to, CTG. Accordingly, the terms “Consenting 2020 Note Holders”, “Consenting Senior Note Holder”, “Restructuring Support Parties”, “Party”, and/or “Parties” for all purposes of the Agreement mean and refer only to CTG and such business unit’s holdings of the Notes. For the avoidance of doubt, the Agreement does not apply to (i) credit facilities, claims, securities, notes, other obligations or any other interests in the Debtors (as defined in the Agreement) that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any other group or business unit within, or affiliate of J.P. Morgan Securities LLC, (ii) any credit facilities or indentures to which JPMorgan Chase & Co. or any of its affiliates (“Morgan”) is a party in effect as of the date hereof, (iii) any new indenture, amendment to an existing indenture, or debt or equity securities offering involving Morgan, (iv) any direct or indirect principal activities undertaken by any Morgan entity engaged in the venture capital, private equity or mezzanine businesses, or portfolio companies in which they have investments, (v) any ordinary course sales and trading activity undertaken by employees who are not a member of CTG, (vi) any Morgan entity or business engaged in providing private banking or investment management services, or (vii) any Notes, loans, notes, or related claims that may be beneficially owned by non-affiliated clients of J.P. Morgan Securities LLC or any of its affiliates or for which Morgan acts in a fiduciary capacity

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
FIR TREE INC. (on behalf of certain investment funds under mgmt)
By: /s/ Brian Meyer
Name: Brian Meyer
Title: General Counsel
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
WEXFORD CAPITAL LP
By: Wexford GP, LLC, its General Partner
By: /s/ Arthur Amron
Name: Arthur Amron
Title: Partner & General Counsel
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.
York Capital Management Global Advisors, LLC o/b/o certain funds managed by it or its affiliates
By: /s/ Richard P. Swanson
Name: Richard P. Swanson
Title: General Counsel
Holdings: [REDACTED]
Holdings: [REDACTED]

[Signature Page to Restructuring Support Agreement]

Vanguard Natural Resources, LLC on behalf of itself and each other Debtor
By: /s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

[Signature Page to Restructuring Support Agreement]

For Notices to the Consenting
Senior Note Holders

Contrarian Capital Fund I, L.P.
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
CCM Pension-A, L.L.C.
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
CCM Pension-B, L.L.C.
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
Contrarian Dome du Gouter Master Fund, LP
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
Contrarian Centre Street Partnership, L.P.
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
Contrarian Opportunity Fund, L.P.
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
Contrarian Capital Senior Secured, L.P.
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
Contrarian Capital Trade Claims, L.P.
c/o Contrarian Capital Management, L.L.C.
411 West Putnam Avenue
Suite 425
Greenwich, CT 06830

Contrarian Advantage-B, LP
c/o Contrarian Capital Management, L.L.C. 411 West Putnam Avenue
Suite 425
Greenwich, CT 06830
J.H. Lane Partners, LP
126 East 56th Street
Suite 1620
New York, NY 10022
Fax: (212) 899-9796
Attn: Haskel Ginsberg
Email: hginsberg@jhlanepartners.com
J.P. Morgan Securities, LLC
277 Park Avenue
11th FL, Mail Code NY1-L204
New York, NY 10172
Fax: (212) 270-4074
Attn: Jeffrey L. Panzo
Email: Jeffery.L.Panzo@JPMorgan.com
Latigo Partners, LP
450 Park Avenue, 12th Floor
New York, NY 10022
Attn: Ben Cohn
Email: Ben.Cohn@latigopartners.com
Marathon Asset Management, LP
One Bryant Park, 38th Floor
New York, NY 10036
Attn: Daniel Pine
Email: dpine@marathonfund.com
Monarch Alternative Capital, LP
535 Madison Avenue
New York, NY 10022
Morgan Stanley & Co., LLC
1585 Broadway
New York, NY 10036
Fax: (212) 507-1295
Attn: Amy Kim
Email: amy.kim@morganstanley.com

For notices to the Consenting
Second Lien Note Holders

Fir Tree Inc.
55 West 46th Street, 29th Floor
New York, NY 10036
Tel.: (212) 599-0090
Attn:    Evan Lederman
    David Proman
    Andrew Teno
Email:    elederman@firtree.com
    dproman@firtree.com
    ateno@firtree.com
Wexford Capital LP
411 West Putnam Avenue
Greenwich, CT 06830
Tel.: (203) 862-7000
Fax: (203) 862-7312
Attn: Arthur H. Amron
    Marc McCarthy
Email:    aamron@wexford.com
    mmcarthy@wexford.com
York Capital Management
767 Fifth Avenue, 17th Floor
New York, NY 10153
Tel.: (212) 300-1300
Attn:    Matthew Bonanno
    Meghan Force Thanasi Skafidas
Email:    mbonanno@yorkcapital.com
    mforce@yorkcapital.com
    tskafidas@yorkcapital.com

EXECUTION VERSION

Exhibit A
to the Restructuring Support Agreement
TERM SHEET

EXECUTION VERSION

VANGUARD NATURAL RESOURCES, LLC
PLAN TERM SHEET
February 1, 2017
THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCE OR REJECTION OF A CHAPTER 11 PLAN OF REORGANIZATION PURSUANT TO THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE. THIS TERM SHEET IS BEING PROVIDED IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ENTITLED TO PROTECTION PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY SIMILAR FEDERAL OR STATE RULE OF EVIDENCE. THE TRANSACTIONS DESCRIBED IN THIS TERM SHEET ARE SUBJECT IN ALL RESPECTS TO, AMONG OTHER THINGS, CONDUCT OF ACCEPTABLE DUE DILIGENCE, OBTAINING REQUIRED INTERNAL APPROVALS, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION AND SATISFACTION OR WAIVER OF THE CONDITIONS PRECEDENT SET FORTH THEREIN AND AS SUCH THIS TERM SHEET IS NOT AN OFFER CAPABLE OF ACCEPTANCE.
NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES OF THE NOTEHOLDERS, DEBTORS, AND ANY CREDITOR PARTY. THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE DEFINITIVE DOCUMENTS, WHICH REMAIN SUBJECT TO DISCUSSION, NEGOTIATION AND EXECUTION. THIS TERM SHEET AND THE TERMS CONTAINED HEREIN ARE CONFIDENTIAL.

SUMMARY OF PRINCIPAL TERMS
OF POTENTIAL RESTRUCTURING TRANSACTION

This term sheet (the “Term Sheet”) sets forth certain key terms of a potential restructuring transaction (the “Transaction”) with respect to the existing debt and other obligations of Vanguard Natural Resources, LLC (“VNR”) and each direct and indirect subsidiary of VNR (collectively with VNR, the “VNR Parties” or the “Company”). The Transaction will be executed pursuant to a chapter 11 plan of reorganization (the “Plan”) to be confirmed by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). To effectuate the Transaction, certain holders of Senior Note Claims (the “Ad Hoc Senior Noteholders”) and certain holders of Second Lien Note Claims (the “Ad Hoc 2L Noteholders”) would execute a restructuring support agreement (an “RSA”) with the Company. It is expected that the RSA would contain customary terms and conditions, including milestones, the breach of which would entitle the Ad Hoc Senior Noteholders or Ad Hoc 2L Noteholders (as applicable) to terminate their obligations under the RSA and the Backstop Commitment Agreement (as defined below). The Plan will act as (and contain) a global settlement of all claims of causes of actions amongst the relevant parties.
The Transaction will be financed by (i) use of cash collateral (ii) if necessary, a DIP Financing provided by certain or all of the RBL Lenders and acceptable to the Company and the Senior Note Backstop Parties, (iii) a fully committed $19.25 million equity investment (the “2L Investment”) by certain holders of Second Lien Note Claims (in their capacity as such, the “2L Investors”), and (iv) a $255.75 million rights offering (the “Senior Note Rights Offering”) that is fully backstopped by certain holders of Senior Note Claims (in their capacity as such, the “Senior Note Backstop Parties”), each pursuant to a Backstop Commitment Agreement consistent with terms hereof and otherwise acceptable to the Company and the Senior Note Backstop Parties. The Senior Note Backstop Parties will additionally work with the Company to determine if non-core assets can be profitably monetized during the bankruptcy case.

Reference is made to the following documents and obligations:

EXECUTION VERSION

(i)
that certain third Amended and Restated Credit Agreement, dated as of September 30, 2011 (the “RBL” and all claims and obligations arising under or in connection with the RBL, “RBL Claims”), by and among the Vanguard Natural Gas, LLC, the lenders from time to time party thereto (the “RBL Lenders”) and Citibank N.A., as administrative agent (the “RBL Agent”).

(ii)
those certain 7.0% Senior Secured Second Lien Notes due 2023 (the “Second Lien Notes”, and all claims and obligations arising under or in connection with the Second Lien Notes, the “Second Lien Note Claims”) issued under the Indenture dated February 10, 2016, by and among VNR, VNR Finance Corp. and U.S. Bank National Association, as trustee.

(iii)
those certain 7.875% Senior Notes due 2020 (the “2020 Notes”, and all claims and obligations arising under or in connection with the 2020 Notes, the “2020 Note Claims”) issued under the Indenture dated April 4, 2012, by and among VNR, VNR Finance Corp. and U.S. Bank National Association, as trustee.

(iv)
those certain 8 3/8% Senior Notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Senior Notes”, and all claims and obligations arising under or in connection with the 2019 Notes, the “2019 Note Claims” and together with the 2020 Note Claims, the “Senior Note Claims”) issued under the Indenture dated as of May 27, 2011, among Eagle Rock Energy Partners, L.P., Eagle Rock Energy Finance Corp. and U.S. Bank National Association, as trustee.

TREATMENT OF CLAIMS AND INTERESTS

The below summarizes the treatment to be received on or as soon as practicable after the Plan Effective Date (as defined below) by holders of claims against, and interests in, the Company pursuant to the Plan.

Administrative, Priority, and Tax Claims	Allowed administrative, priority, and tax claims will be satisfied in full, in cash, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.
RBL Claims
Allowed RBL Claims shall be paid down with $275 million in cash from the proceeds of the Rights Offering and the 2L Investment and may be paid down further with proceeds from non-core asset sales or other available cash. The remaining Allowed RBL Claims (no more than $975 million) will be paid in full with the proceeds of a new $1,100 million RBL Facility (the “Exit Facility”) on terms substantially the same as the current RBL Facility and provided by some or all of the RBL Lenders, with such terms including an interest rate of LIBOR + 2.5%. The Exit Facility will be due 4 years after emergence and the first redetermination under the Exit Facility will occur after December 2018 (18 month holiday) with semi-annual redeterminations thereafter.

Second Lien Note Claims
Allowed Second Lien Notes Claims will receive new notes in the current principal amount (approximately $75,600,000), which shall be substantially similar to the current Second Lien Notes but providing a 12 month later maturity and a 200 basis point increase to the interest rate. Holders of Allowed Second Lien Note Claims will receive cash payment of accrued but unpaid interest, at the non-default interest rate, provided that payment (but not accrual) of such interest prior to the effective date of the Plan will be subject to Bankruptcy Court approval and if interest is not paid on a current basis, all parties reserve their rights with respect to default interest.

EXECUTION VERSION

Senior Note Claims
Each holder of an allowed Senior Note Claim shall receive (a) its pro rata share of 97% of the ownership interests in reorganized VNR (the “New Equity Interests”), subject to dilution by the Senior Note Rights Offering, 2L Investment the Backstop Fee, and the Management Incentive Plan, as set forth herein (following dilution by the Senior Note Rights Offering, the 2L Investment, and Backstop Fee (but prior to dilution by the Management Incentive Plan) such interests will equal 34.7% of the New Equity Interests) and (b) the opportunity to participate in the Senior Note Rights Offering.

General Unsecured Claims	Allowed General Unsecured Claims will receive treatment consistent with the provisions of the Bankruptcy Code; provided that trade claims of up to $3 million may be unimpaired.
Intercompany Claims	Intercompany claims shall be reinstated, compromised, or cancelled, at the option of the relevant holder of such claims with the reasonable consent of the Ad Hoc Noteholders.
Preferred Equity
If Plan is accepted by the classes of General Unsecured Claims and Preferred Equity and subject to all other restructuring terms being agreed to in a manner acceptable to the Company and the Senior Note Backstop Parties, holders of Preferred Equity will receive their pro rata share of (a) 3% of the New Equity Interests (subject to dilution by the Senior Note Rights Offering, 2L Investment, Management Incentive Plan, and the Backstop Fee) and (b) 3-year warrants for 3% of the New Equity Interests exercisable at a TEV to be calculated based on actual net debt, plus Allowed General Unsecured Claims (including rejection damage claims) and administrative expense claims, each as determined as of the Plan Effective Date without giving effect to the Senior Note Right Offering, the Senior Note Backstop, or the 2L Investment.

Common Equity
If Plan is accepted by the classes of General Unsecured Claims, Preferred Equity, and Common Equity and subject to all other restructuring terms being agreed to in a manner acceptable to the Company and the Senior Note Backstop Parties, holders of Common Equity will receive their pro rata share of 3-year warrants for 3% of the New Equity Interests exercisable at a TEV to be calculated based on actual net debt, plus Allowed General Unsecured Claims (including rejection damage claims), administrative expense claims, and the liquidation preference of the Preferred Equity, each as determined as of the Plan Effective Date without giving effect to the Senior Note Right Offering, the Senior Note Backstop, or the 2L Investment.

EXECUTION VERSION

RIGHTS OFFERING

Senior Notes Rights Offering
The Plan will provide for a $255.75 million rights offering to purchase New Equity Interests (the “Senior Note Rights Offering Shares”) at a 25% discount to plan value (based on a total enterprise value of $1.625 billion and consideration of net excess cash ($45 million) in calculation of such plan equity value) to holders of Senior Note Claims (of which $127.875 million shall be reserved for the Senior Note Backstop Parties and the remaining $127.875 million will be offered pro rata to all holders of Senior Note Claims). The Senior Note Rights Offering Shares equal 56.6% of the New Equity Interests, subject to dilution by the Management Incentive Plan.

Senior Note Backstop
The Senior Note Backstop Parties will execute a backstop commitment agreement (the “Backstop Commitment Agreement”) whereby they will agree to fully backstop the Senior Notes Rights Offering and purchase any unsubscribed Senior Note Rights Offering Shares in exchange for an aggregate backstop fee payable in fully-diluted New Equity Interests in an amount equal to 6% of the Senior Note Rights Offering Shares.

2L Investment
The Plan will provide for the 2L Investors to purchase $19.25 million in New Equity Interests (the “2L Investment Shares”) at a 25% discount to plan value (based on a total enterprise value of $1.625 billion and consideration of net excess cash ($45 million) in calculation of such plan equity value). There will be no additional fee payable to the 2L Investors in connection with this fully committed purchase. The 2L Investment Shares equal 4.3% of the New Equity Interests, subject to dilution by the Management Incentive Plan.

OTHER TERMS OF THE TRANSACTION

DIP Financing
If necessary, the Senior Note Backstop Parties will provide the Company with DIP Financing (on terms, conditions, documentation, and notice satisfactory to the Company and the Senior Note Backstop Parties), which will be repaid with proceeds from the Rights Offering or otherwise treated under the Plan in a manner satisfactory to the DIP Lenders.

Adequate Protection
The prepetition revolving agent shall be granted (i) a replacement security interest and lien, (ii) a superpriority administrative expense claim and
(iii) payment of interest at the non-default Eurodollar rate.

The prepetition second lien collateral agent shall be granted a junior replacement security interest and lien, subject to the
intercreditor agreement.

Tax Issues
The Plan and the corporate form of reorganized VNR shall be structured to achieve a tax efficient structure, in a manner acceptable to the Company and the Senior Note Backstop Parties after appropriate due diligence by the Senior Note Backstop Parties.

Corporate Governance
The terms and conditions of the new corporate governance documents of the reorganized Company (including the bylaws and certificates of incorporation or similar documents, among other governance documents, and an equityholders agreement if desired by the Senior Note Backstop Parties) shall be acceptable to the Senior Note Backstop Parties.

Board of Directors	The initial directors of the New Board shall consist of 5 directors selected by the Senior Note Backstop Parties and 2 members of current management selected by current management.

EXECUTION VERSION

Management Incentive Plan	10% of the New Equity Interests will be reserved for a management incentive plan (the “Management Incentive Plan”), the form, terms, allocation, and vesting to be determined by the New Board.
Releases & Exculpation
The Plan and Confirmation Order will contain customary mutual releases and exculpation provisions, including releases from and for the benefit of the Ad Hoc Senior Noteholders, the Ad Hoc 2L Noteholders, the Senior Note Backstop Parties, and the 2L Investors.

Injunction & Discharge	The Plan and Confirmation Order will contain customary injunction and discharge provisions.
Cancellation of Instruments, Certificates, and Other Documents
On the Plan Effective Date, except to the extent otherwise provided herein or in the Plan, all instruments, certificates, and other documents evidencing debt of or equity interests in VNR and its subsidiaries shall be cancelled, and the obligations of VNR and its subsidiaries thereunder, or in any way related thereto, shall be discharged.

Registration Rights	To be determined by the Senior Note Backstop Parties.
SEC Reporting	To be determined by the Senior Note Backstop Parties.

Plan Effective Date	The effective date of the Plan, on which the Transaction shall be fully consummated in accordance with the terms and conditions of the Definitive Documents (the “Plan Effective Date”).
Definitive Documents
All Definitive Documents (including the Plan, disclosure statement, confirmation order, and plan supplement documents) will be in form and substance acceptable to the Company and the Senior Note Backstop Parties and consistent with this term sheet.

Conditions to Plan Effectiveness
The Plan shall contain customary conditions precedent (which shall be satisfactory to the Company and the Senior Note Backstop Parties) to confirmation of the Plan and occurrence of the Plan Effective Date, some of which may be waived in writing by agreement of the Company and the Senior Note Backstop Parties.

Hedging
The Senior Note Backstop Parties will work with the Company to implement a comprehensive hedging program during the bankruptcy and after emergence for 80% of the Company's projected 2017 and 2018 production from its proved, developed, and producing reserves.

EXECUTION VERSION

Milestones
•    Petition Date by February 3, 2017
•    Within 20 days of the Petition Date file:
•    Plan
•    Disclosure Statement
•    Motion seeking approval of the Backstop Commitment Agreement and the Equity Commitment Agreement
•    Within 50 days of the Petition Date obtain entry of orders approving the Backstop Commitment Agreement and the Equity Commitment Agreement
•    Within 65 days of the Petition Date, obtain entry of an order approving the Disclosure Statement and solicitation procedures
•    Within 125 of the Petition Date, obtain entry of the confirmation order
•    Within 155 days of the Petition Date, consummate the Plan.

Noteholder Fees and Expenses
All fees and expenses of the Senior Notes indenture trustees, Ad Hoc Senior Noteholders, and Senior Note Backstop Parties (including their respective counsel and financial advisors) to be paid in full whether incurred before or after execution of the RSA. All fees and expenses of one counsel and one financial advisor to the Ad Hoc 2L Noteholders and the 2L Investors (collectively) to be paid in full whether incurred before or after execution of the RSA, provided that payment (but not accrual) of the advisors to the Ad Hoc 2L Noteholders and the 2L Investors prior to the effective date of the Plan will be subject to Bankruptcy Court approval. Company to execute (before execution of an RSA and the Backstop Commitment Agreement) fee letters with Milbank, Tweed, Hadley & McCloy LLP, PJT Partners LP, and an engineering firm to be retained by the Ad Hoc Senior Noteholders.

EXECUTION VERSION

Exhibit B
to the Restructuring Support Agreement
FORM OF TRANSFEREE JOINDER
The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement (the “Agreement”), dated as of __, 2017, entered into by and among Vanguard Natural Resources, LLC (“VNR”), certain other direct and indirect subsidiaries of VNR (collectively, the “Company”), [Transferor’s Name] (“Transferor”) and other holders of claims against the Company signatory thereto and, with respect to the claims acquired from the Transferor, agrees to be bound to the terms and conditions thereof to the extent Transferor was thereby bound, without modification, and shall be deemed a “Restructuring Support Party” under the terms of the Agreement.
Date Executed: ___________, 2017
[Transferee’s Name]
By:
Name:
Title:

Principal Amount of Debt acquired:

$__________________ of Second Lien Note Claims

$__________________ of Senior Note Claims

Acknowledgements:
By:
Name:
Title:

EXECUTION VERSION

Exhibit C
to the Restructuring Support Agreement
PLAN SUPPLEMENT DOCUMENTS

•	The Exit Facility documents, including intercreditor agreement, collateral documents, ISDA schedules, and other related documents

•	New formation documents and bylaws for each Debtor

•	An equityholder’s agreement (if applicable)

•	A registration rights agreement

•	A description of any corporate restructuring transactions to be taken in connection with emergence

•	A schedule of assumed contracts and leases

•	A schedule of rejected contracts and leases

•	New executive employment agreements

•	A list of retained causes of action

•	The identity of the members of the boards of directors for the reorganized Debtors and the information required by 11 U.S.C. § 1129(a)(5) with respect to the reorganized Debtors

•	Rights Offering Procedures for the Senior Notes Rights Offering

EXECUTION VERSION

Exhibit D
to the Restructuring Support Agreement
SCHEDULE OF EQUITY COMMITMENTS

EXECUTION VERSION

Exhibit E
to the Restructuring Support Agreement
SCHEDULE OF BACKSTOP COMMITMENTS